GENERAL MARITIME CORPORATION,

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO,

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                            10% Senior Notes due 2013

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of December 30, 2005

                                       to

                                    INDENTURE

                           Dated as of March 20, 2003

                          Second Supplemental Indenture

                -------------------------------------------------

            SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture"), dated as of December 30, 2005, among General Maritime Corporation (the "Company"), General Maritime Management LLC, General Maritime Management (Hellas) Ltd., Genmar Trader Ltd., Genmar Kentucky Ltd., Genmar West Virginia Ltd., GMR Administration Corp., GMR Argus LLC, GMR Ariston LLC, GMR Baltic LLC, GMR Centaur LLC, GMR Challenger LLC, GMR Champ LLC, GMR Endurance LLC, GMR Gulf LLC, GMR Hope LLC, GMR Horn LLC, GMR Kestrel LLC, GMR Leonidas LLC, GMR Nestor LLC, GMR Ocean LLC, GMR Orion LLC, GMR Pacific LLC, GMR Phoenix LLC, GMR Princess LLC, GMR Progress LLC, GMR Prometheus LLC, GMR Sky LLC, GMR Spirit LLC, GMR Spyridon LLC, GMR Star LLC, GMR Transporter LLC, GMR Traveller LLC, GMR Trust LLC, GMR Trader (Liberia) LLC, GMR Agamemnon LLC, GMR Ajax, LLC, GMR Alexandra LLC, GMR Alta LLC, GMR Boss LLC, GMR Commander LLC, GMR Constantine LLC, GMR Gabriel LLC, GMR George LLC, GMR Harriet LLC, GMR Hector LLC, GMR Macedon LLC, GMR Malta LLC, GMR Minotaur LLC, GMR Pericles LLC, GMR Spartiate LLC, GMR Sun LLC, GMR Zoe LLC, GMR Conqueror LLC, GMR Defiance LLC, GMR Honour LLC, GMR Revenge LLC, GMR Strength LLC, GMR Newbuilding 1, LLC, GMR Newbuilding 2, LLC, GMR Newbuilding 3, LLC, GMR Newbuilding 4, LLC, General Maritime Management (UK) LLC, General Maritime Management (Portugal) LLC and General Marine Management (Portugal) LDA (collectively, the "Guarantors") and LaSalle Bank National Association, a national banking association organized under the laws of the United States of America (the "Trustee"), as Trustee.

            WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of March 20, 2003 (the "Indenture"), providing for the issuance of $250,000,000 principal amount of 10% Senior Notes due 2013 (the "Securities")(all capitalized terms used herein and not defined are used herein as defined in the Indenture);

            WHEREAS, pursuant to Section 9.2 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities) (the "Requisite Consents");

            WHEREAS, the Company has offered to purchase for cash (such offer, the "Tender Offer") all of the outstanding Securities, upon the terms and subject to the conditions set forth in its Offer to Purchase for Cash and Solicitation of Consents dated December 15, 2005 (the "Offer to Purchase") and in the related Letter of Transmittal and Consent (the "Letter of Transmittal"), in connection therewith the Company has solicited written consents of the Holders (the "Consent Solicitation") to the amendments to the Indenture set forth herein (and to the execution of this Second Supplemental Indenture), and the Company has now obtained such written consents from the Holders of a majority in aggregate principal amount of the outstanding Securities, and, accordingly, this Second Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 9.2 of the Indenture; and

            WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Second

Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken;

            NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the holders of the Securities, as follows:

                                   ARTICLE ONE

                                   AMENDMENTS

            Section 1.01 Deletion of Certain Provisions. Pursuant to the terms of the Offer to Purchase and Letter of Transmittal, the Indenture is hereby amended to delete the following sections, subsections and Articles in their entirety and, in the case of each such section, subsection and Article, insert in lieu thereof the phrase "Intentionally Omitted", and any and all references thereto, any and all obligations thereunder and any events of default related thereto are hereby deleted throughout the Indenture, and such sections, subsections, Articles and references shall be of no further force or effect:

               (a)  Section 3.2 entitled "SEC Reports";

               (b)  Section 3.3 entitled "Limitation on Indebtedness";

               (c)  Section 3.4 entitled "Limitation on Restricted Payments";

               (d)  Section 3.5 entitled "Limitation on Liens";

               (e) Section 3.6 entitled "Limitation on Restrictions on Distributions from Restricted Subsidiaries";

               (f)  Section 3.8 entitled "Limitation on Affiliate
                    Transactions";

               (g) Section 3.10 entitled "Limitation on Sale of Capital Stock of Restricted Subsidiaries";

               (h)  Section 3.11 entitled "Excess Cash Flow";

               (i) Section 3.12 entitled "Limitation on Sale/Leaseback Transactions";

               (j)  Section 3.13 entitled "Future Subsidiary Guarantors";

               (k)  Section 3.14 entitled "Limitations on Lines of Business";

               (l)  Section 3.15 entitled "Maintenance of Office or Agency";

               (m)  Section 3.16 entitled "Corporate Existence";

               (n)  Section 3.17 entitled "Payment of Taxes and Other Claims";

               (o)  Section 3.18 entitled "Payments for Consents";

               (p)  Section 3.20 entitled "Further Instruments and Acts"; and

               (q)  Section 3.21 entitled "Statement by Officers as to Default";

               (r)  Article IV entitled "Successor Company"; and

               (s)  subsections (3), (4), (5), (6), (8), and (9) of Section 6.1 entitled "Events of Default".

            Section 1.02 Other Amendments. All definitions in the Indenture that are used exclusively in the sections, subsections and Articles deleted pursuant to Section 1.01 of this Second Supplemental Indenture are hereby deleted.

            Section 1.03  Amendment to Section 3.19 of the Indenture. Section
3.19 of the Indenture entitled "Compliance Certificate" is hereby deleted in its entirety and replaced with the following:

            "SECTION 3.19 Compliance with TIA. The Company shall comply with TIA ss.314(a)."

            Section 1.04 Effectiveness; Operativeness. This Second Supplemental Indenture shall become effective and binding upon the Company, the Guarantors, the Trustee and the holders of Securities immediately upon its execution and delivery by the parties hereto and shall become operative on and simultaneously with written notification to the Trustee by the Company that it has purchased pursuant to the Tender Offer all Securities validly tendered pursuant to the Tender Offer and not validly withdrawn prior to the expiration of the Tender Offer. In the event that the Tender Offer and Consent Solicitation are terminated or withdrawn, this Second Supplemental Indenture shall be null and void.


                                   ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

            Section 2.01. Ratification of Indenture. Except as amended and supplemented hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms, conditions, provisions thereof shall remain in full force and effect.

            Section 2.02. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 2.03. Conflict with the Trust Indenture Act. If any provision of the Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern any provision of this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

            Section 2.04. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

            Section 2.05. Benefits of Supplemental Indenture. Nothing in this Second Supplemental Indenture or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the holders of the Securities, any benefit or any legal or equitable remedy or claim under this Second Supplemental Indenture or the Indenture.

            Section 2.06. Successors. All agreements of the Company or of a Guarantor in this Second Supplemental Indenture shall bind such Person's successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

            Section 2.07. Trustee's Disclaimer. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture and the recitals contained herein, all of which shall be taken as the statements of the Company and the Guarantors.

            Section 2.07. Multiple Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

      IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

                                    The Company:
                                    ------------


                                    GENERAL MARITIME CORPORATION


                                    By: /s/ John C. Georgiopoulos
                                        ------------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Executive Vice President,
                                        Chief Administrative Officer,
                                        Treasurer and Secretary

                                    The Trustee:
                                    ------------


                                    LASALLE BANK NATIONAL ASSOCIATION, as the
                                    Trustee


                                    By: /s/ Gregory S. Clarke
                                        ----------------------------------
                                        Name: Gregory S. Clarke
                                        Title: Vice President


                                    The Guarantors:
                                    ---------------


                                    GMR NEWBUILDING 1, LLC
                                    GMR NEWBUILDING 2, LLC
                                    GMR NEWBUILDING 3, LLC
                                    GMR NEWBUILDING 4, LLC,
                                    each as a Subsidiary Guarantor

                                    By: General Maritime Corporation,
                                    as Manager of GMR Newbuilding 1, LLC, GMR
                                    Newbuilding 2, LLC, Newbuilding 3, LLC and
                                    Newbuilding 4, LLC


                                    By: /s/ John C. Georgiopoulos
                                        -----------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Executive Vice President,
                                        Chief Administrative Officer,
                                        Treasurer and Secretary



                          Second Supplemental Indenture

                                    GENERAL MARITIME MANAGEMENT (HELLAS) LTD., as a Subsidiary Guarantor



                                    By: /s/ Ioannis Papachristopoulos
                                        -----------------------------------
                                        Name: Ioannis Papachristopoulos
                                        Title: President


                                    GENERAL MARITIME MANAGEMENT (PORTUGAL) LDA, as a Subsidiary Guarantor



                                    By: /s/ John N. Mortsakis
                                        -----------------------------------
                                        Name: John N. Mortsakis
                                        Title: Director




                          Second Supplemental Indenture

                                    GMR ADMINISTRATION CORP.


                                    By: /s/ John C. Georgiopoulos
                                        -----------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Vice President & Secretary


                                    GENERAL MARITIME MANAGEMENT (UK) LLC
                                    GENERAL MARITIME MANAGEMENT (PORTUGAL) LLC
                                    GMR CONQUEROR LLC
                                    GMR DEFIANCE LLC
                                    GMR HONOUR LLC
                                    GMR REVENGE LLC
                                    GMR STRENGTH LLC
                                    GMR ARGUS LLC
                                    GMR ARISTON LLC
                                    GMR BALTIC LLC
                                    GMR CENTAUR LLC
                                    GMR CHALLENGER LLC
                                    GMR CHAMP LLC
                                    GMR ENDURANCE LLC
                                    GMR GULF LLC
                                    GMR HOPE LLC
                                    GMR HORN LLC
                                    GMR KESTREL LLC
                                    GMR LEONIDAS LLC
                                    GMR NESTOR LLC
                                    GMR OCEAN LLC
                                    GMR ORION LLC
                                    GMR PACIFIC LLC
                                    GMR PHOENIX LLC
                                    GMR PRINCESS LLC
                                    GMR PROGRESS LLC
                                    GMR PROMETHEUS LLC
                                    GMR SKY LLC
                                    GMR SPIRIT LLC
                                    GMR SPYRIDON LLC
                                    GMR STAR LLC
                                    GMR TRANSPORTER LLC
                                    GMR TRAVELLER LLC
                                    GMR TRUST LLC
                                    GMR TRADER (LIBERIA) LLC
                                    GMR AGAMEMNON LLC
                                    GMR AJAX, LLC
                                    GMR ALEXANDRA LLC
                                    GMR ALTA LLC


                          Second Supplemental Indenture

                                    GMR BOSS LLC
                                    GMR COMMANDER LLC
                                    GMR CONSTANTINE LLC
                                    GMR GABRIEL LLC
                                    GMR GEORGE LLC
                                    GMR HARRIET LLC
                                    GMR HECTOR LLC
                                    GMR MACEDON LLC
                                    GMR MALTA LLC
                                    GMR MINOTAUR LLC
                                    GMR PERICLES LLC
                                    GMR SPARTIATE LLC
                                    GMR SUN LLC
                                    GMR ZOE LLC


                                    By: /s/ John C. Georgiopoulos
                                        -----------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Manager


                                    GENMAR TRADER LTD.
                                    GENMAR KENTUCKY LTD.
                                    GENMAR WEST VIRGINIA LTD.


                                    By: /s/ John N. Mortsakis
                                        -----------------------------------
                                        Name: John N. Mortsakis
                                        Title: Director

                                    GENERAL MARITIME MANAGEMENT LLC


                                    By: /s/ John N. Mortsakis
                                        -----------------------------------
                                        Name: John N. Mortsakis
                                        Title: Manager



                          Second Supplemental Indenture